SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
             OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )


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Check the appropriate box:

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               Rule 14a-6(e)2))
         / /   Definitive Proxy Statement
         /X/   Definitive Additional Materials
         / /   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14(a)-12



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                  (Name of Registrant as Specified in Charter)


             THE COMMITTEE TO REVITALIZE DOMINION BRIDGE CORPORATION
--------------------------------------------------------------------------------
      (Name of Person(s) filing Proxy Statement, if other than Registrant)


         Payment of filing fee (check the appropriate box):

         /X/      No fee required.

         / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

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         (2)      Aggregate number of securities to which transaction applies:

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         (3)      Per  unit  price  or other  underlying  value  of  transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


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         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

         / /      Fee paid previously with preliminary materials.


         / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount Previously Paid:



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         (2)      Form, Schedule or Registration Statement no.:



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         (3)      Filing Party:



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         (4)      Date Filed:

                            INFORMATIONAL MEETING FOR
                   STOCKHOLDERS OF DOMINION BRIDGE CORPORATION
                           CALLED BY THE COMMITTEE TO
                     REVITALIZE DOMINION BRIDGE CORPORATION



                                                          4:00 p.m. June 4, 1997
                                                                    Harvard Club
                                                                   New York City

              Good afternoon, and welcome to this informational meeting for stockholders of Dominion Bridge Corporation. My name is Ilan Reich, and I am a partner at Olshan Grundman Frome & Rosenzweig LLP, which is counsel to the Committee to Revitalize Dominion Bridge Corporation. Present here today on behalf of the Committee are John Kuhns, Ken Mariash and John Dutton.

              The purpose of this meeting is to present the Committee's viewpoint on how to revitalize Dominion Bridge and to answer any questions which you may have.

              First, however, let me set a few ground rules for this meeting.

         o If you have a question, please identify yourself, give your professional affiliation and state whether you are a stockholder.

         o Please limit your questions to information which is publicly available. We are unable to answer questions which involve speculation, non-public information or rumors.

         o Similarly, please do not ask questions about the results of the Committee's consent solicitation effort. Under the SEC's rules, we cannot make any claims about the results of the solicitation effort prior to its completion. In fact, a report recently appeared on this subject in the Canadian press which was attributed to John Dutton. We believe that Mr. Dutton was misquoted on this subject, and we hereby explicitly retract any statement which may have been made.

         o Please do not ask questions which involve predictions of future market values for Dominion Bridge. Again, the SEC's rules preclude us from making any such predictions.

              We have available for your information copies of the Committee's preliminary written consent materials which were filed with the SEC, as well as the press releases issued by the Committee.

              Now let me introduce John Kuhns, the chairman of the Committee.

                             Committee To Revitalize
                           Dominion Bridge Corporation

                               Information Meeting
                                  Harvard Club
                                  June 4, 1997

                                   I. Summary

A.     THE PROBLEM

       -   Mismanagement
       -   Self Dealing
       -   Loss of Credibility

B.  Alternatives
       -   Status Quo; or
       -   Committee's Agenda

C.  Only One Real Solution - Committee's Agenda
       -   Competent, Experienced Management Team
       -   Shareholders Get Their Company Back

D.  Decision Will Be Yours Shortly

                            What Is This Vote About?

                 This is Not A Takeover - It is a "Take Back".

                         II.  The Problem

                    Our Problems as Shareholders Result From:

                                A. MISMANAGEMENT

           SYMPTOMS:

   -       Revenue Growth As The Primary Objective
   -       Continual Changes To Business Plan Based On Failures
   -       No Permanent CFO
   -       No Financial and Cash Flow Planning
   -       "Loose" Accounting To Cover Problems

             DISEASE # 1: GROWING OPERATING LOSSES IN NORTH AMERICA

OPERATING INCOME (LOSSES)
      ($ 000,000)

         Graphic material outling the operating losses for fiscal years 1994-1996 and first six months of fiscal year 1997


      (Sources: Annual Reports, 10K's, 10Q's)

                Disease # 2: A DRASTICALLY DECLINING STOCK PRICE

          DOMINION BRIDGE CORPORATION COMMON SHARE PRICE ($ PER SHARE)
                                (SOURCE: NASDAQ)

         Graphic material charting stock price of Dominion Bridge from November 1994.

                                 B. SELF DEALING
       -   BONUSES
            o   $700,000 in February 1997

       -   REDUCTION OF STOCK OPTIONS' STRIKE PRICE
            o Approximately 1,225,000 senior management's options had their strike price adjusted downward, from a range between $3.25-$4.13 to $2.00

           MONETARY ADVANCES
             o $1.82 million in 1993 to purchase the Company's common stock - Subscription Receivable
             o  $1.73 million to affiliate of Marengere 1994
             o  $994,000 in 1995

            C. COMPLETE LOSS OF CORPORATE AND MANAGEMENT CREDIBILITY

o     "A visionary or a teller of tales?"
o     First Three Quarters of 1995 and 1996;
o     3 auditors in four years;
o     NO Ability To Retain CFO
o     Misstated Credentials
o     Growing Numbers of Lawsuits Against Management


      (Source: Various News Articles)

                                II. Alternatives
A.  Status Quo; or

B.  Committee's Agenda

                                  A. Status Quo

                         WHERE CAN THE CASH COME FROM?

         Organizational Chart of Dominion Bridge Corporation

                       NO CORPORATE NORTH AMERICAN CASH?

In millions as of March 31,
1997 (Source: Annual Reports, 10Qs)

Cash and Equivalents               $13.41

   Less Restricted Cash:

               MDC                   5.00      Est. - $9.1 on 6/30/96
         MIL Davie                   5.85      Restricted
                                    -----
   Cash Available To                 2.56      Est. Q2 End
       North America

Less: BT Payment                    $5.00      By May 7

NET CASH AVAILABLE OR ON HAND?

                  CONTINUING LOSSES MAY EXACERBATE CASH PROBLEM

                         (Source: Annual Reports, 10Q's)

                         1996-97        1996           1997
                         -------        ----           ----
                                                       6 Mos
                                                       -----

Sales                      620.1        362.6          257.5

Gross Pr.                   57.7         34.7           23.0

S,G&A                       66.0         38.7           27.3
                           -----        -----          -----

Op. Pr.                     (8.3)        (4.0)          (4.3)

                               SLOPPY ACCOUNTING ?
                              (Source: 10K, 10Q's)

1996 Nine Months -

                         Reported       "Claims"       Real
                         --------       --------       ----

Sales                      237.1          (6.80)       230.3
Pre Tax                      8.85         (6.8)          2.1
Taxes(e)                     3.2          (1.4)          1.8
Net Inc.                     5.7                          .3
EPS                          $.24                       $.01

                         Summary of Status Quo Problems

o     Continued Poor Operating Performance;  No Cash
o     No End To Accounting and Control Problems
o     No Coherent Business Strategy to Turn Around and Build North America
o No Coherent Business Strategy to Convert MDC Acquisition Into Cash Flow To Service Acquisition's Cost

                   III. COMMITTEE'S AGENDA - TIME FOR A CHANGE

o     Stop Losses,  Eroding Margins,  Increasing  Overhead and Hemorrhaging Cash
      Flow

o Focus On Resurrecting and Operating the Business, Eliminate Self Dealing, Law Suits and Questionable Transactions

              III. Only One Real Solution - The Committee's Agenda

A. How Was The Committee Formed?
   - Impetus Was Discussion With Shareholders Who Wanted An Alternative to Status Quo

B. Who Is The Committee ?
   -    Competent, Experienced Businessmen
           o    Kenneth Mariash, President & CEO
           o    John D. Kuhns, Chairman
           o    John M. Dutton, Secretary
           o Will Add Experienced and Knowledgeable CFO, and other Financial and Operating Managers As Needed

                               Kenneth W. Mariash

o     General Credentials Include 4 undergraduate and graduate degrees

o     Business Experience
          o     Every Level of the  Construction,  Oil & Gas,  and  Real  Estate
                 - Business Worked Way Through College as Construction Superintendent
                 -    Started Own Construction  Business in late 60's
                 - Grew Quickly Into Fully Diversified Construction Organization Though the 70's
                 - Branched Out Into Real Estate Development and Contract Oil Drilling
                 - Annual Revenues of Approximately $100 million in late 70's and early 80's

          o     Invested His Own Money In Every Aspect of Business

          o Has a comprehensive background in mergers, acquisitions and workouts, especially on behalf of banks regarding troubled real estate

                                  John D. Kuhns

o     General  Credentials Include 3 undergraduate and graduate degrees

o     Business Experience
        -  Salomon Brothers
        -  Kuhns Brothers & Company
        -  Catalyst Energy Corporation
        -  New World Power Corporation

                                 John M. Dutton


o     General Credentials include 2 undergraduate and graduate degrees

o     Business Experience
        -  Moseley Halgarten Estabrook & Weedon
        -  American Mediacal International, Inc.
        -  Corsair Asset Management, Inc.
        -  LH Friend, Weinress, Frankson & Presson, Inc.

                   C. What Is the Committee's Business Plan?

o     Initiate Drastic Cuts In Corporate Overhead

o     Focus On Operations
       -   Improve North American Margins - Gross Profit and Operating
       - Develop EPC Marketing plan for Central and Western Canada, where Canada's Expenditures for Oil & Gas, Construction & Infrastructure Are Expected To Occur
       -   Re-evaluate Strategy for MIL Davie
            o   Marketing of Shipyard - Construction and Repair
            o   Off Shore Platforms - Project Finance

o     Financial Plan
       -   Obtain Working Capital for North America
       -   Refinance Bankers Trust

                             Business Plan Continued


o     Rationalize Business Financially
       - Develop Strategy To Match Cash Flows and Obligations with Respect to MDC Asset
       -   Restructure Accounting Policies - Taxes and Cash Flow

o     Evaluate Existing Personnel
       -   Elevate, Re-deploy or Retain as Necessary

o     Recover Missing or Wasted Corporate Assets
       -   Expenditures - fees, commissions, questionable payments
       -   Inappropriate Assets - resort development in the Caribbean
       -   Settle Law Suits

o     Timing
       -   NOW OR NEVER
       -   THE ABOVE STEPS MUST ALL BE IMPLEMENTED IN FISCAL 1997

                        D. HOW WILL MANAGEMENT BE PAID?

o     Smallest Component: Salaries
o     Majority of Compensation Will Be Equity-Based Incentives
o     We Will Only Make Money If Shareholders Do
      -    Earnings
      -    Cost Cuts
      -    Stock Price Increases

                              How Do We Get Paid ?

o     Under  New  By-Laws,   Chairman  Will  Set  Officers'  Compensation,   and
      Stockholders Would Approve Chairman's Compensation

o Under New By-Laws, Stockholders Would Have Power To Remove The Senior Officers At Any Time

                       IV. Decision Will Be Yours Shortly


o     NOT TAKEOVER, TAKE BACK
o     SHAREHOLDERS GET THEIR COMPANY BACK
o     SHAREHOLDERS RETAIN POWER FOR FUTURE CHANGES

                               Epilogue

     "You've got to remember that when you are an officer of a company, you have to provide guidance to your conduct [sic], and quite often when that doesn't take place, the Company must move."



                                MICHEL MARENGERE
                            Chairman of the Board and
                             Chief Executive Officer
                           Dominion Bridge Corporation
                                 Conference Call
                                  May 15, 1997